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Exhibit (a)(1)(D)

VOLUNTARY PUBLIC TAKEOVER OFFER

by

GRAND CHIP INVESTMENT GMBH

for

All No-Par Value Registered Shares,
Including those Represented by American Depositary Shares,

of

AIXTRON SE

at the price of

EUR 6.00

per share, in cash,

Pursuant to the Offer Document published on July 29, 2016

 Acceptance Period: July 29, 2016 to October 7, 2016

        The Acceptance Period (as defined in the Offer Document) commenced on July 29, 2016 and expires on October 7, 2016 at 24:00 hrs local time Frankfurt am Main, Federal Republic of Germany/6:00 p.m. local time New York, United States, unless the Acceptance Period is extended. The Takeover Offer is subject to the offer conditions described in Section 4.2 of the Offer Document. If such offer conditions (other than the regulatory offer conditions set forth in Section 4.2.2 of the Offer Document) are satisfied or, if permissible, waived at the expiration of the Acceptance Period, there will be a two-week Additional Acceptance Period (as defined in the Offer Document). If the offer conditions are not satisfied by the applicable dates set forth in the Offer Document, or, if permissible, have not been validly waived in accordance with the Offer Document, the Takeover Offer will lapse.

        Holders of AIXTRON Shares and AIXTRON ADSs (each as defined below) have the right to withdraw their acceptances of the Takeover Offer during the Acceptance Period (as defined in the Offer Document), including any extension thereof. See Section 15 of the Offer Document for a description of withdrawal rights that may apply following expiration of the Acceptance Period.

        This letter below is only for holders of AIXTRON ADSs.

[                         ], 2016

To Our Clients:

        On July 29, 2016, Grand Chip Investment GmbH (the "Bidder") published the offer document (the "Offer Document") pursuant to which it offers to purchase all no-par value registered shares in AIXTRON SE ("AIXTRON Shares"), including all AIXTRON Shares represented by American Depositary Shares ("AIXTRON ADSs") pursuant to a voluntary public takeover offer (the "Takover Offer") at a purchase price of EUR 6.00 per AIXTRON Share, including each AIXTRON Share represented by an AIXTRON ADS, in cash (the "Offer Consideration"). As described in Section 11.2.6 of the Offer Document, with respect to AIXTRON ADSs, the Offer Consideration will be converted from Euros into U.S. dollars by The Bank of New York Mellon, as the ADS Tender Agent (the "ADS Tender Agent"). Therefore, at the time of acceptance of the Takeover Offer, it is not possible to state the exact U.S. dollar equivalent of the Offer Consideration. Enclosed are copies of the Offer Document and the related ADS Letter of Transmittal, both of which may also be accessed on the Internet at http://www.grandchip-aixtron.com.

        The Acceptance Period (as defined in the Offer Document) commenced on July 29, 2016 and expires on October 7, 2016 at 24:00 hrs local time Frankfurt am Main, Federal Republic of Germany/6:00 p.m. local time New York, United States, unless the Acceptance Period is extended. The Takeover Offer is subject to the offer conditions described in Section 4.2 of the Offer Document. If such offer conditions (other than the regulatory offer conditions set forth in Section 4.2.2 of the Offer Document) are satisfied or, if permissible, waived at the expiration of the Acceptance Period, there will be a two-week Additional Acceptance Period (as defined in the Offer Document). If the offer conditions are not satisfied by the applicable dates set forth in the Offer Document, or, if permissible, have not been validly waived in accordance with the Offer Document, the Takeover Offer will lapse.

        If required by U.S. federal income tax laws, the ADS Tender Agent generally will be required to backup withhold at the applicable backup withholding rate from any payments made to certain U.S. holders of ADSs pursuant to the Takeover Offer. See Section 19.2 of the Offer Document.

        A tender of the AIXTRON Shares represented by AIXTRON ADSs that are held by us (or our nominee(s)) for your account may only be made by us, as the holder of record of such AIXTRON ADSs, pursuant to your instructions. If you wish to have us tender any or all of such AIXTRON ADSs held by us for your account, please so instruct us by completing and executing the instruction form set forth below and returning it to us in the enclosed envelope by [                         ], 2016. If you authorize the tender of your AIXTRON ADSs, all such AIXTRON ADSs will be tendered unless otherwise specified. An envelope in which to return your instructions to us is enclosed for your convenience. The enclosed ADS Letter of Transmittal is for your information only and cannot be used by you to tender AIXTRON ADSs held by us for your account.

        If you wish to accept the Takeover Offer but your AIXTRON ADSs are not immediately available and/or if you cannot deliver all other required documents prior to the expiration of the Acceptance Period, you may nevertheless be able to accept the Takeover Offer, provided you can comply with the acceptance by guaranteed delivery procedures set forth in Subsection (iv) of Section 11.2.2 of the Offer Document.

        Without your instruction, we will not take any action on your behalf.

        Pursuant to the terms of the Offer Document, holders of AIXTRON Shares and AIXTRON ADSs have the right to withdraw their acceptances of the Takeover Offer until the end of the Acceptance Period, including any extension thereof. See Section 15 of the Offer Document for a more detailed description of these and any further withdrawal rights that may apply following expiration of the Acceptance Period.

        The complete terms and conditions of the Takeover Offer are contained in the enclosed Offer Document, which, as noted above, is also available for download at http://www.grandchip-aixtron.com. Additional copies of the Offer Document and related documents can be obtained free of charge through D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, AIXG@dfking.com and +1 (877) 478-5043 (toll-free in the United States).

Best regards,

[                         ]

 INSTRUCTION FORM WITH RESPECT TO

VOLUNTARY PUBLIC TAKEOVER OFFER

by

GRAND CHIP INVESTMENT GMBH

for

All No-Par Value Registered Shares,
Including those Represented by American Depositary Shares,

of

AIXTRON SE

at the price of

EUR 6.00

per share, in cash,

Pursuant to the Offer Document published on July 29, 2016

        This instruction form is only for holders of American Depositary Shares ("AIXTRON ADSs") representing shares of no-par value registered shares in AIXTRON SE ("AIXTRON Shares"). Holders of AIXTRON ADSs who tender their AIXTRON ADSs in connection the voluntary public takeover offer by Grand Chip Investment GmbH (the "Bidder") to purchase all AIXTRON Shares, including all AIXTRON Shares represented by AIXTRON ADSs (the "Takover Offer") as descibed in the Bidder's Offer Document published on July 29, 2016 (the "Offer Document"), will not have the ability to trade tendered AIXTRON ADSs or AIXTON Shares represented by such AIXTRON ADSs, including trading the AIXTRON Shares on an "as-tendered" basis in the official market of the Frankfurt Stock Exchange (Prime Standard). See Sections 11.1.9 and 11.2.8 of the Offer Document. If you wish to be able to trade tendered AIXTRON Shares on an "as tendered" basis, you must surrender your AIXTRON ADSs to The Bank of New York Mellon, the depositary bank for the ADSs (the "Depositary"), for the purpose of withdrawal of the underlying AIXTRON Shares in accordance with the ADS deposit agreement, and instruct the Depositary to transfer ownership of such AIXTRON Shares underlying the AIXTRON ADSs to your custodian bank or another securities services company managing your securities deposit account offering custody services with respect to the AIXTRON Shares (a "Custodian Institution"). You will be required to pay fees to the Depositary under the ADS depositary agreement in connection with the withdrawal of the AIXTRON Shares underlying your AIXTRON ADSs. You would then need to contact the Custodian Institution for further information on how to tender your AIXTRON Shares through it.

        The undersigned hereby instruct(s) you to tender the number of AIXTRON ADSs indicated below (and if no number is indicated, all AIXTRON ADSs) held by you for the account of the undersigned in accordance with the terms and subject to the conditions set forth in the Offer

Document and in the ADS Letter of Transmittal. The undersigned acknowledge(s) receipt of your letter and access to the materials referred to therein related to the Takeover Offer.

Number of AIXTRON ADSs to be Tendered:	SIGN HERE
AIXTRON ADSs*	Signature(s)
Account Number:	Name(s)
Dated: , 2016	Address(es)
Area Code and Telephone Number
Taxpayer Identification or Social Security Number

*
Unless otherwise indicated, it will be assumed that all AIXTRON ADSs held for the undersigned's account are to be tendered.

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  Exhibit (a)(1)(D)
VOLUNTARY PUBLIC TAKEOVER OFFER by GRAND CHIP INVESTMENT GMBH for All No-Par Value Registered Shares, Including those Represented by American Depositary Shares, of AIXTRON SE at the price of EUR 6.00 per share, in cash, Pursuant to the Offer Document published on July 29, 2016
Acceptance Period: July 29, 2016 to October 7, 2016
INSTRUCTION FORM WITH RESPECT TO VOLUNTARY PUBLIC TAKEOVER OFFER by GRAND CHIP INVESTMENT GMBH for All No-Par Value Registered Shares, Including those Represented by American Depositary Shares, of AIXTRON SE at the price of EUR 6.00 per share, in cash, Pursuant to the Offer Document published on July 29, 2016